Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A LIMITED PARTNERSHIP TO A

STATUTORY TRUST PURSUANT TO

SECTION 3820 OF THE DELAWARE

STATUTORY TRUST ACT

This Certificate of Conversion to a Delaware statutory trust, dated as of [ ], 2026, is hereby executed and filed by CIFC Direct Lending Evergreen Fund LP, a limited partnership organized under the laws of Delaware (the “Company”), to convert the Company to a Delaware statutory trust named CIFC Direct Lending Evergreen Fund (the “Statutory Trust”) pursuant to Section 3820 of the Delaware Statutory Trust Act.

1.
The jurisdiction in which the Company was formed is Delaware.
2.
The jurisdiction of the Company immediately prior to filing this Certificate of Conversion is Delaware.
3.
The date the Company was formed is November 26, 2024.
4.
The name of the Company immediately prior to filing this Certificate of Conversion is CIFC Direct Lending Evergreen Fund LP.
5.
The name of the Statutory Trust as set forth in the Certificate of Trust is CIFC Direct Lending Evergreen Fund.
6.
This Certificate of Conversion shall become effective on May 29, 2026.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned being duly authorized by the Company has executed this Certificate of Conversion to a Delaware statutory trust as of the 29th day of May, 2026.

CIFC DIRECT LENDING EVERGREEN FUND, LP

By: CIFC Direct Lending Evergreen Fund GP LLC, its general partner

By:	/s/ Asha Richards
	Name:	Asha Richards
	Title:	Authorized Signatory

[Signature Page to CIFC Direct Lending Evergreen Fund, LP Certificate of Conversion]